Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No.2 to the Form S-1 of our report dated May 19, 2025, relating to the financial statements of Silver Pegasus Acquisition Corp., as of December 31, 2024 and for the period from June 5, 2024 (inception) through December 31, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 18, 2025